Exhibit 10.21

Power of Attorney

We, Youxin Yishouche (Beijing) Information Technology Co., Ltd. (the “Company”), a limited liability company organized and existing under the laws of the PRC, with its address at Room 323602, 36th Floor, Building #5, Yuan No.1, Futong East Avenue, Chaoyang District, Beijing,, and a holder of 99.99% of the entire registered capital in Beijing Fengshun Lubao Vehicle Auction Co., Ltd. (“Domestic Company”) as of the date hereof, hereby irrevocably authorize Beijing Youxin Fengshun Lubao Vehicle Auction Co., Ltd. (formerly known as Beijing Fengshun Lubao Network Information Technology Co., Ltd.) (“WFOE”) to exercise the following rights relating to all equity interests held by us now and in the future in Domestic Company(“Our Shareholding”) during the term of this Power of Attorney:

WFOE (or any person designated by WFOE) is hereby authorized to act on behalf of ourselves as our exclusive agent and attorney with respect to all matters concerning Our Shareholding, including without limitation to: 1) attending shareholders’ meetings of Domestic Company; 2) exercising all the shareholder’s rights and shareholder’s voting rights we are entitled to under the laws of China and Domestic Company’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of Our Shareholding in part or in whole; and 3) designate and appoint on behalf of ourselves the legal representative, the directors, supervisors, the chief executive officer and other senior management members to Domestic Company.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of ourselves, execute all the documents we shall sign as stipulated in the Exclusive Option Agreement entered into by and among me, WFOE and Domestic Company on December 13, 2017 and the Equity Pledge Agreement entered into by and among me, WFOE and Domestic Company on December 13, 2017  (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

All the actions associated with Our Shareholding conducted by WFOE shall be deemed as our own actions, and all the documents related to Our Shareholding executed by WFOE shall be deemed to be executed by me.  We hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to us or obtaining our consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that we are a shareholder of Domestic Company, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney. In addition, this Power of Attorney shall supersede the original Power of Attorney which we executed and issued to WFOE on August 17, 2016 in its entirety.

During the term of this Power of Attorney, we hereby waive all the rights associated with Our Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by ourselves.

This Power of Attorney is written in Chinese and English. The Chinese version and English version shall have equal legal validity.

This Power of Attorney is signed on December 13, 2017 and takes effect retroactively from May 27, 2017.

Youxin Yishouche (Beijing) Information Technology Co., Ltd. (Seal)

[Company seal is affixed]

By:	/s/Zhen ZENG
Name:	Zhen ZENG
Title:	Legal Representative

Accepted by

Beijing Youxin Fengshun Lubao Vehicle Auction Co., Ltd. (Seal)

[Company seal is affixed]

By:	/s/Shuo HUANG
Name:	Shuo HUANG
Title:	Legal Representative

Acknowledged by：

Beijing Fengshun Lubao Vehicle Auction Co., Ltd. (Seal)

[Company seal is affixed]

By:	/s/Shuo HUANG
Name:	Shuo HUANG
Title:	Legal Representative